UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2019

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6701 Koll Center Parkway, Suite 120	94566
Pleasanton, CA
(Address of Principal Executive Offices)	(Zip Code)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02.	Results of Operations and Financial Condition
On January 15, 2019, Natus Medical Incorporated, a Delaware corporation (“Natus” or the “Company”) issued a press release (the “Press Release”) announcing, among other things, the implementation of a new organizational structure (the “New Organizational Structure”) designed to improve operational performance and to make Natus a stronger, more profitable company. The New Organizational Structure will, among other things, result in Natus consolidating its three business units, Neuro, Newborn Care, and Otometrics, into “One Natus”. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As part of its refocus on more profitable core medical device businesses, Natus also announced that it expects to exit two non-core businesses:

•	Global Neurodiagnostics (“GND”), the Company's ambulatory EEG video service. The GND business accounted for approximately $12 million in revenue during 2018.

•	NeuroCom® balance product line. Revenue from the NeuroCom® product line was approximately $7 million during 2018.

The information included in this Current Report on Form 8-K pursuant to Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On January 15, 2019, the Board of Directors of Natus appointed Austin F. Noll, III as Executive Vice President and Chief Commercial Officer of Natus. As a result, and concurrent with such appointment, Mr. Noll ceased to be Vice President and General Manager, Neurology SBU of Natus on January 15, 2019.

(c)

The information disclosed in Item 5.02(b) of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(c) of this Current Report on Form 8-K.

Austin F. Noll, III is 52. He joined Natus in August 2012 as the Vice President and General Manager, Neurology SBU. Prior to joining Natus, Mr. Noll served as the President and CEO of Simpirica Spine, a California-based start-up company that developed and commercialized a novel device for spinal stabilization from June 2009 to August 2012. Prior to joining Simpirica Spine, Mr. Noll served as the President and CEO of NeoGuide Systems, a medical robotics company acquired by Intuitive Surgical, from November 2006 to May 2009. Prior to joining NeoGuide Systems, Mr. Noll held numerous management positions at Medtronic over 13-year period, where he served as the Vice President and General Manager of the Powered Surgical Solutions and the Neurosurgery businesses from April 2004 to June 2005. Before Medtronic, he held sales positions at C.R. Bard and Baxter Healthcare from May 1988 to September 1992. He received a bachelor's degree in business administration from Miami University and a master's of business administration from the University of Michigan.

There are no family relationships between Mr. Noll and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure
On January 15, 2019, the Company issued the Press Release announcing the matters discussed above in this Current Report on Form 8-K. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto,

will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 15, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: January 15, 2019	By:	/s/ B. Drew Davies
EVP and CFO

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 15, 2019.